                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 30, 1996


                                HNC SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      0-26146                                         33-0248788
(Commission File Number)                (I.R.S. Employer Identification Number)


                5930 Cornerstone Court West, San Diego, CA 92121
                    (Address of Principal Executive Offices)


                                 (619) 546-8877
              (Registrant's Telephone Number, Including Area Code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 30, 1996, HNC Software Inc., a Delaware corporation (the "Company" or "HNC"), acquired control of all of the stock of Risk Data Corporation, a California corporation ("RDC"), pursuant to the merger (the "Merger") of HNC Merger Corp., a Delaware corporation that was a wholly-owned subsidiary of the Company ("Sub") with and into RDC, with RDC surviving the Merger and becoming a wholly-owned subsidiary of the Company. The Merger was effected pursuant to an Agreement of Merger dated as of August 30, 1996 between Sub and RDC and an Agreement and Plan of Reorganization dated as of July 19, 1996 (the "Plan") by and among HNC, Sub and RDC. The Company intends to account for the Merger as a "pooling of interests" transaction for accounting purposes and the Merger was structured to be a "tax-free" reorganization for federal income tax purposes. Although most of the directors of RDC were replaced as a result of the Merger by persons affiliated with HNC, the executive officers of RDC were not changed as a result of the Merger.

         Prior to consummation of the Merger, RDC, a privately held, insurance information technology services firm based in Irvine, California, was engaged in the business of developing and marketing analytical benchmarking and risk management software products primarily for insurance carriers, state insurance funds and third party administrators ("TPAs"). The Company currently plans to continue and augment RDC's historical business. RDC's assets include software products that employ statistical modeling techniques to assist its customers in analyzing data and making business decisions. RDC's flagship product, MIRA, is a software product that includes an insurance history claims database that assists insurance companies, TPAs and state workers' compensation funds in estimating future loss reserves for workers' compensation insurance claims. RDC's "CompCompare" product enables insurance companies to compare their claims history to industry averages comprised of many other insurers contained in a claims history database, and RDC's "ProviderCompare" product enables insurers and insurance administrators to quickly compare the relative cost of various healthcare providers. Following the Merger, RDC will continue to operate out of its Irvine, California headquarters.

         Pursuant to the terms of the Plan, each share of RDC Common Stock ("RDC Common Stock") that was issued and outstanding immediately prior to the effective time of the Merger was exchanged for approximately 0.57999 shares of the Company's Common Stock, each share of RDC Series A Preferred Stock ("RDC Series A Stock") that was issued and outstanding immediately prior to the effective time of the Merger was exchanged for approximately 0.61893 shares of the Company's Common Stock and each share of RDC Series B Preferred Stock ("RDC Series B Stock") that was issued and outstanding immediately prior to the effective time of the Merger was exchanged for approximately 0.86747 shares of the Company's Common Stock. In addition, upon consummation of the Merger, each issued and outstanding option to purchase shares of RDC Common Stock that was outstanding immediately prior to the effectiveness of the Merger (an "RDC Option") was assumed by the Company and converted into an option to purchase that number of shares of the Company's Common Stock determined by multiplying the number of shares of RDC Common Stock subject to such RDC Option immediately prior to the effectiveness of the Merger by 0.57999 (the same conversion rate at which each share of RDC Common Stock was converted into HNC Common Stock in the Merger), at an exercise price per share of the Company's Common Stock equal to the exercise price per share of RDC Common

Stock that was in effect for such RDC Option immediately prior to the effectiveness of the Merger divided by 0.57999. Pursuant to these exchange ratios, in the Merger a total of 1,891,456 shares of the Company's Common Stock were issued in exchange for all the issued and outstanding shares of RDC's capital stock and options to purchase a total of 248,504 shares of the Company's Common Stock were issued by the Company upon its assumption of all the issued and outstanding RDC Options. The principal RDC shareholders from whom the Company acquired RDC's stock included Mark S. Hammond, RDC's founder and President, and two venture capital investment firms (and their affiliated companies) who had representatives on RDC's Board of Directors.

         The above exchange ratios were determined on the basis of: (i) the assumed value of RDC, as determined by the Company's management following its review of RDC's business and financial position and discussions with RDC's management; (ii) the relative merger preference rights of the RDC Common Stock, RDC Series A Preferred Stock and RDC Series B Preferred Stock set forth in RDC's Restated Articles of Incorporation; (iii) other information provided to the Company's management by certain investment banking firms; (iv) a comparison of of certain financial and stock market information for the Company and RDC with similar types of information for certain other companies in businesses comparable to those of the Company and RDC.

         The shares of the Company's Common Stock received by the former RDC shareholders and the options to purchase HNC Common Stock issued to the former RDC stock option holders have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption from registration provided by Section 3(a)(10) thereof. The Company intends to register the issuance of the shares of the Company's Common Stock issuable upon the exercise of such stock options on a Form S-8 registration statement on or before October 30, 1996. In order to comply with the requirements for pooling accounting treatment, the affiliates of the Company and the former affiliates of RDC have agreed not to sell or transfer their shares of the Company's stock until the Company has publicly released a report including the combined financial results of the Company and RDC covering a period of at least thirty
(30) days of post-Merger combined operations of the Company and RDC. Furthermore, the officers, directors, ten percent shareholders and other "affiliates" of RDC (within the meaning of Rule 145 or Rule 405 of the Securities Act) have each entered into an affiliates agreement, primarily to enforce certain legal restrictions on the transfer of the shares of the Company's Common Stock issued to the RDC shareholders in the Merger that are imposed by Rule 145(d) under the 1933 Act and, if applicable, Rule 144 under the 1933 Act, and to help assure the tax-free treatment of the Merger.

         Pursuant to the terms of the Plan, the Company, RDC, the shareholders of RDC and an escrow agent entered into an escrow agreement, pursuant to which eight and three-quarters percent (8.75%) of the shares of HNC Common Stock that were issued in the Merger to the RDC shareholders were placed in an escrow account to secure and collateralize certain indemnification obligations of RDC to HNC and Sub.

         In addition, the Company and the former RDC shareholders have entered into a Registration Rights Agreement, pursuant to which HNC granted certain registration rights on Form S-3 in connection with the resale of shares of the Company's Common Stock issued in the Merger. Under the terms of the Registration Rights Agreement, at any time (a) after such time as the Company has publicly released a report including the combined financial results of HNC and RDC for a period of at least thirty (30) days of post-Merger combined operations of HNC and RDC and (b) before the second anniversary of the Effective Time, the holders of at least thirty percent (30%) of the then outstanding shares of the Company's Common Stock issued to former RDC shareholders in the Merger may request HNC in writing to effect a registration on Form S-3 under the 1933 Act covering the resale by such holders of any or all of such shares of the Company's Common Stock at an aggregate price to the public of at least $2,000,000, and any related qualification or compliance with respect to all or a part of such shares that are issued and outstanding and then owned by such holders.

         Contemporaneously with the Merger, Mark S. Hammond, who was the President, a director and principal shareholder of RDC immediately prior to the effective time of the Merger, also entered into: (i) a three-year Employment Agreement with RDC, as the surviving corporation in the Merger, providing for, among other things, certain terms of employment at a specified minimum salary; and (ii) a Noncompetition Agreement with the Company providing, among other things, that Mr. Hammond will not engage in certain activities that the Company views as competitive to its interests for a period of up to three years.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         It is impracticable for the Company to currently provide the required financial statements for RDC called for by this Item. Pursuant to paragraph (a)
(4) of Item 7, the financial statements required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than November 13, 1996.

(b)      Pro Forma Financial Information.

         It is impracticable for the Company to currently provide the required financial statements for RDC called for by this Item. Pursuant to paragraph (b)
(2) and (a) (4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than November 13, 1996.

(c)      Exhibits.

         The following exhibits are filed herewith:

         2.01 Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the Company, HNC Merger Corp. and Risk Data Corporation, as amended. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted but will be furnished supplementally to the Commission upon request.

         2.02 Agreement of Merger dated as of August 30, 1996 by and between HNC Merger Corp. and Risk Data Corporation.

         4.01 Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data Corporation.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 13, 1996

                                   HNC SOFTWARE INC.


                                   By:  /s/ RAYMOND V. THOMAS
                                        ________________________________
                                        Raymond V. Thomas
                                        Chief Financial Officer

                                INDEX TO EXHIBITS



         Exhibit
          Number                   Description of Exhibit
         -------                   ----------------------

          2.01            Agreement and Plan of Reorganization dated as of July 19, 1996 by and among the
                          Company, HNC Merger Corp. and Risk Data Corporation, as amended

          2.02            Agreement of Merger dated as of August 30, 1996 by and between HNC Merger Corp. and
                          Risk Data Corporation

          4.01            Registration Rights Agreement dated as of August 30, 1996 by and among the Company and the former shareholders of Risk Data Corporation.